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                                                                      EXHIBIT 21

                          HCC INSURANCE HOLDINGS, INC.
                                  SUBSIDIARIES

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                                                                                                 STATE OR COUNTRY
         NAME                                                                                    OF INCORPORATION
         ----                                                                                    ----------------

1.       7200 Copperfield Company, LLC                                                           Alabama
2.       Avemco Corporation                                                                      Delaware
3.       Avemco Financial Services Inc.                                                          Maryland
4.       Avemco Insurance Company                                                                Maryland
5.       Aviation & Marine Premium Acceptance Corporation                                        Texas
6.       Centris Insurance Company                                                               Indiana
7.       Centris Underwriting Agencies                                                           Indiana
8.       Eagle Aerobatic Flight Team, Inc.                                                       Wisconsin
9.       Eastern Aviation & Marine Underwriters, Inc.                                            Maryland
10.      Guarantee Insurance Resources, Inc.                                                     Georgia
11.      HCC Acquisitions (U.K.) Limited                                                         United Kingdom
12.      HCC Administrators, Inc.                                                                Illinois
13.      HCC Aviation Insurance Group                                                            Texas
14.      HCC Benefits Corporation                                                                Delaware
15.      HCC Employee Benefits, Inc.                                                             Delaware
16.      HCC Employer Services, Inc.                                                             Alabama
17.      HCC Employer Services, Inc.                                                             Illinois
18.      HCC Intermediaries, Inc.                                                                Texas
19.      HCC Intermediate Holdings, Inc.                                                         Delaware
20.      HCC Life Insurance Company                                                              Indiana
21.      HCC Reinsurance Company Limited                                                         Bermuda
22.      HCC Risk Management, Inc.                                                               Indiana
23.      HCC Service Company, GP                                                                 Texas
24.      HCC Corporation                                                                         Delaware
25.      HCC Service Delaware, LLC                                                               Delaware
26.      HCC Underwriters, a Texas Corporation                                                   Texas
27.      Houston Casualty Company                                                                Texas
28.      Interra, Inc.                                                                           Indiana
29.      Interra Reinsurance Group, Inc.                                                         Indiana
30.      KFA, Inc.                                                                               Oklahoma
31.      KIMCO, LLC                                                                              Alabama
32.      LDG Insurance Agency Incorporated                                                       Massachusetts
33.      LDG Reinsurance Corporation (London) Limited                                            Delaware
34.      LDG Reinsurance Corporation                                                             Massachusetts
35.      Loss Management Services, Inc.                                                          Maryland
36.      Managed Group Underwriting, Inc.                                                        Kansas
37.      Matterhorn Bank Programs, Inc.                                                          Maryland
38.      MEDEKS  International Saglik Ve Sigorta Destek Idari Hizmetleri A.S. (Turkey)           Turkey
39.      Merger Sub, Inc.                                                                        Texas
40.      Merger Sub of Alabama, Inc.                                                             Alabama
41.      Middle East Insurance Brokers, Limited (Jordan)                                         Jordan
42.      Midwest Stop Loss Underwriters, Incorporated                                            Minnesota
43.      PEPYS Holdings Limited (U.K.)                                                           United Kingdom
44.      PEPYS Management Services Limited (U.K.)                                                United Kingdom
45.      Professional Audit Service, Inc.                                                        Alabama
46.      Rattner Mackenzie Limited (U.K.)                                                        United Kingdom
47.      SBS Insurance Holdings, a Texas Corporation                                             Texas
48.      Select Benefits, Inc.                                                                   Indiana
49.      Signal Aviation Insurance Services, Inc.                                                Nevada
50.      Specialty Insurance Underwriters, Inc.                                                  Missouri
51.      The Centris Group, Inc.                                                                 Delaware
52.      The Wheatley Group, Ltd.                                                                New York

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53.      Trafalgar Insurance Company                                                             Oklahoma
54.      USBenefits Insurance Services, Inc.                                                     California
55.      US Holdings, Inc.                                                                       Delaware
56.      US Medcare Review, Inc.                                                                 Illinois
57.      U.S. Specialty Insurance Company                                                        Texas
58.      Universal Loss Management, Inc.                                                         Delaware
59.      VASA Brougher, Inc.                                                                     Indiana
60.      VASA Insurance Group, Inc.                                                              Indiana
61.      VASA North America, Inc.                                                                Indiana

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